Exhibit G-2


          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii)
          RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

                              DIGITAL FUSION, INC.
                              --------------------

                        WARRANT TO PURCHASE 50,000 SHARES
                        OF COMMON STOCK (this "Warrant")

Warrant No.  002

     Digital Fusion, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Madison Run Holdings, LLC (Madison Run Holdings, LLC or its assignees are referred to herein as the "Holder") is the registered Holder of a warrant (the "Warrant") to subscribe for and purchase 50,000 shares of the fully paid and nonassessable Common Stock of the Company (each such number of shares, as adjusted from time to time, pursuant to Section 4 hereof, is, with respect to any specific exercise of the Warrant, referred to herein as the "Warrant Shares") at a price of $1.25 per share (such price, as adjusted from time to time, pursuant to Section 4 hereof, is, with respect to any specific exercise of the Warrant, referred to herein as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean October 15, 2004, and (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the Date of Grant (the "Initial Exercise Date"). This Warrant shall expire on October 15, 2009.

     2. Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as possible and in any event within 30 days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such 30-day period.

     3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the Holder of this Warrant or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder of this Warrant a new Warrant (in form and substance satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Holder of the number of shares of Common Stock (or similar security) then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.a. shall similarly apply to successive reclassifications, changes, mergers and transfers.

        b. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of common stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased in the case of a combination and the number of Warrant Shares issuable hereunder shall be proportionately decreased, effective at the close of business on the date the subdivision or combination becomes effective.

        c. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or (ii) make any other dividend or distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4.a. and 4.b.), then, the Company will provide notice to the Investor of such dividend or distribution with respect to the Common Stock and, if the Warrant is exercised in whole or in part within five days of actual receipt by the Investor of the notice of such dividend or distribution, the Holder of the shares of Common Stock acquired pursuant to such exercise shall be entitled to receive the dividend or distribution with respect to the Warrant Shares acquired by the Investor upon such exercise of the Warrant.

     5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the Holder of this Warrant a certificate signed by a duly designated officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

     6. Dividends. In the event that the Company shall fix a record date for the making of any stock dividend to Holders of shares of its Common Stock, the Company shall notify the Holder of the Warrants, in writing, at least 30 days in advance of the record date for the proposed dividend or distribution.

     7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall round up the shares to which the recipient is entitled to the nearest whole share.

     8. Disposition of Warrant or Warrant Shares.

        a. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the registered Holder hereof in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

        b. Applicability of Restrictions. Neither any restrictions of any legend applicable to the Warrant or the Warrant Shares nor any restrictions on transfer set forth herein or in the Subscription Agreement between Holder and the Company dated as of the date of this Warrant shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall agree in writing to be bound by the terms of this Warrant as if an original Holder hereof.

     9. Rights as Stockholders; Information. Except as otherwise set forth in this Agreement, no Holder of this Warrant, as such, shall be entitled to vote or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the

Company will transmit to the Holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     10. Additional Rights on Transfer of Business.

        a. Transfer of Business. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned Subsidiary), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of, the Company will provide at least 30 days notice prior to closing of the terms and conditions of the proposed transaction. The Company shall cooperate with the Holder in consummating the sale of this Warrant in connection with any such transaction.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 12 by giving the other party written notice of the new address in the manner set forth herein.

     13. Assignment; Binding Effect on Successors. This Warrant may be assigned, transferred, or pledged by Holder only in accordance with the terms of this Warrant. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

     14. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15.  Descriptive   Headings.   The  descriptive  headings  of  the  several
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     17. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of rights hereunder and shall terminate three years after the date of this Agreement. All agreements of the Company and the Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     18. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     19. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     20. No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


                                                     DIGITAL FUSION, INC.,
                                                     a Delaware corporation

                                                     By:    /s/ Roy E. Crippen
                                                            --------------------
                                                     Name:  Roy E. Crippen III
                                                            --------------------
                                                     Its:   CEO
                                                            --------------------

                                                     Address:
                                                     4940-A Corporate Drive
                                                     ---------------------------
                                                     Huntsville, AL  35805
                                                     ---------------------------



     Dated: October 21, 2004.

                                                                     Exhibit G-2



                                    EXHIBIT A
                               NOTICE OF EXERCISE



To:  DIGITAL FUSION, INC.



     1. The undersigned hereby elects to purchase ____ shares of Common Stock of DIGITAL FUSION, INC. at a purchase price of $_________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                         ______________________________
                                     (Name)

                         ______________________________

                         ______________________________
                                    (Address)


     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

                                                  ______________________________
                                                  (Signature)



______________________________
(Date)

                                                                     Exhibit G-2


                                   Schedule 1
                                   ----------

                       INVESTMENT REPRESENTATION STATEMENT



Purchaser:
Company:      DIGITAL FUSION, INC.
Security:     Common Stock

Amount:
Date:


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                            Purchaser: _________________________

                                            Date: ______________________________

# 2272863_v2




                                      -2-